EXHIBIT 35.1

SERVICER COMPLIANCE STATEMENT
Bank of America, National Association
BA Credit Card Trust

The undersigned, a duly authorized officer of Bank of America, National Association (the “Bank”), as Servicer pursuant to the Fourth Amended and Restated Pooling and Servicing Agreement, dated as of December 17, 2015, as amended by the First Amendment to Fourth Amended and Restated Pooling and Servicing Agreement, dated as of December 9, 2016 (as further amended, supplemented, or otherwise modified from time to time, the “Pooling and Servicing Agreement”) by and between the Bank and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Fifth Amended and Restated Series 2001-D Supplement, dated as of December 17, 2015 (as amended, supplemented or otherwise modified from time to time, the “Supplement”), by and between the Bank and the Trustee, and the Fourth Amended and Restated Indenture, dated as of December 17, 2015 (as amended, supplemented, or otherwise modified from time to time, the “Indenture”) by and between BA Credit Card Trust and The Bank of New York Mellon, as indenture trustee, does hereby certify that:

1.	The Bank is Servicer under the Pooling and Servicing Agreement.

2.	The undersigned is duly authorized as required pursuant to the Pooling and Servicing Agreement and the Supplement to execute and deliver this Certificate to the Trustee.

3.	This Certificate is delivered pursuant to Section 3.05 of the Pooling and Servicing Agreement and Section 20 of the Supplement.

4.
During the twelve-month period ended December 31, 2023 (the “Reporting Period”) a review of the Servicer’s activities and of its performance under the Pooling and Servicing Agreement, the Supplement and the Indenture has been made under my supervision.

5.
To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement, the Supplement and the Indenture in all material respects throughout the Reporting Period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 21st day of March 2024.

By:	/s/ Joseph L. Lombardi
Name:	Joseph L. Lombardi
Title:	Director